Exhibit 99.1

Varian Medical Systems Expects to Report Strong Net Orders, Sales, and
            Net Earnings for Fourth Quarter of Fiscal 2003

    PALO ALTO, Calif.--(BUSINESS WIRE)--Oct. 20, 2003--

      Company to Hold Investor Day Event at Annual ASTRO Meeting;
     Earnings Report and Conference Call Scheduled for October 28

    Varian Medical Systems, Inc. (NYSE:VAR) announced today that it expects earnings per diluted share for the fourth quarter of fiscal 2003 to be up by 26 to 27 percent over the $0.48 per diluted share reported in the fourth quarter of fiscal 2002. Sales for the fourth quarter are expected to grow by about 16 percent over the corresponding period in fiscal 2002.
    Fourth-quarter net orders for the company will be about 10 percent higher than the year-ago quarter. Management expects to report increases of about 13 percent in Oncology Systems net orders for the fourth quarter. This business segment expects particularly strong gains in North America, which should constitute 62 percent of its total orders for the quarter. The quarter-ending backlog for the company is expected to be up by about 16 percent over totals for the same time last fiscal year.
    In the interest of fair disclosure, this announcement is being made prior to Varian Medical Systems' investor meeting at the 2003 exhibition of the American Society of Therapeutic Radiologists and Oncologists (ASTRO) in Salt Lake City on Tuesday, October 21, when management will focus on new technologies. The ASTRO investor meeting will include a review of Varian's new products, a tour of a local clinic where cancer patients receive advanced treatments including intensity modulated radiation therapy (IMRT), and a visit to the company's X-Ray Products manufacturing plant in Salt Lake City. Varian's financial performance will not be a topic of discussion at this meeting.
    Varian Medical Systems' management will comment in more detail about fourth quarter and fiscal year 2003 results, as well as its outlook for fiscal 2004, after the close of trading on the New York Stock Exchange on Tuesday, October 28 on the company's scheduled conference call. The conference call is scheduled for 2 p.m. PT and can be accessed via the web at http://investor.varian.com or via telephone at 1-800-901-5231 (inside the U.S.) or 1-617-786-2961
(outside the U.S.) with confirmation code 13873208.
    Varian Medical Systems, Inc. (NYSE:VAR) of Palo Alto, Calif., is the world's leading manufacturer of integrated cancer therapy systems, which are used to treat thousands of patients per day. The company is also a premier supplier of X-ray tubes and flat-panel digital subsystems for imaging in medical, scientific, and industrial applications. Varian Medical Systems employs approximately 2,900 people who are located at manufacturing sites in North America and Europe and in its 40 sales and support offices around the world. Additional information is available on the company's investor relations web site at www.varian.com.

    Forward-Looking Statements

    Except for historical information, this news release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning industry outlook, including market acceptance of or transition to new products or technology such as IMRT; growth drivers; our orders, sales, backlog, or earnings growth; future financial results and any statements using the terms "expects," "expected," "will," "scheduled," "should," or similar statements are forward-looking statements that involve risks and uncertainties that could cause our actual results to differ materially from those anticipated. Such risks and uncertainties include demand for our products; our ability to develop and commercialize new products; the impact of competitive products and pricing; the effect of economic conditions and currency exchange rates; our ability to maintain or increase operating margins; our ability to meet demand for manufacturing capacity; the effect of environmental claims and expenses; our ability to protect our intellectual property; our reliance on sole or limited-source suppliers; the re-occurrence of Severe Acute Respiratory Syndrome
(SARS) on travel; the impact of reduced or limited sales to sole purchasers of certain X-ray tube products; the impact of managed care initiatives or other health care reforms on capital expenditures and/or third-party reimbursement levels; our ability to meet FDA and other regulatory requirements or product clearances; the potential loss of key distributors; consolidation in the X-ray tubes market; the possibility that material product liability claims could harm future sales or require us to pay uninsured claims; the effect of changes in accounting principles; the risk of operations interruptions due to events beyond our control; and the other risks listed from time to time in our filings with the Securities and Exchange Commission. We assume no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

    CONTACT: Varian Medical Systems, Inc.
             Elisha Finney, 650-424-6803
             elisha.finney@varian.com
             Spencer Sias, 650-424-5782
             spencer.sias@varian.com